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                                                                  EXHIBIT 10(GG)

                  This Subscription Agent Agreement is made as of the ___ day of October, 2001.

BETWEEN:
                                        SEVEN SEAS PETROLEUM INC., a Cayman
                                        Islands exempted company limited by
                                        shares,

                                        (the "COMPANY")

                                        - and -


                                        U.S. TRUST COMPANY OF TEXAS, N.A., a
                                        national banking association,


                                        (the "AGENT")


                  WHEREAS the Company has resolved to issue Rights and Contingent Rights to purchase units (the "Units") at a price of $100 per Unit, plus interest accrued since July 23, 2001 through the closing date of the Rights Offering. Each Unit consists of one 12% Series A senior secured note in the principal amount of $100 ("Notes") and a warrant ("Warrants") to purchase
56.08667 shares of the Company's Common Stock at an exercise price of $1.782955 per share;

                  AND WHEREAS the Rights and Contingent Rights are to be issued only to certain shareholders holding Common Stock of the Company as hereinafter described, which shareholders held Common Stock of the Company on the Record Date;


                  AND WHEREAS the Agent acts as trustee of the Notes and warrant agent of the Warrants pursuant to the Master Warrant Agreement, as amended;


                  AND WHEREAS the Company desires that the Agent act as registrar and transfer agent for the Warrants;

                  AND WHEREAS the Company deems it expedient that the Agent act as registrar and transfer agent for the Rights and Contingent Rights, and as custodian of monies tendered upon exercise of the Rights and Contingent Rights;

                  NOW THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

1. DEFINITIONS:

1.01 In this Agreement:

     (a)   "Agreement" means this agreement;

     (b) "Common Stock" means the issued and outstanding ordinary shares of the Company, par value $0.001;


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                                      -2-

     (c) "Contingent Rights" means the right of Shareholders owning fewer than 169 shares to purchase Units, subject to availability of the Units after holders of the Rights exercise their Rights;

     (d)   "Contingent Subscription Certificate" has the meaning set forth in
           Section 2.02(a);

     (e) "Expiration Date" means 5:00 p.m., (Eastern Standard Time), on ___________, 2001;


     (f) "Qualified Shareholders" means all Common Shareholders whose address of record on the Record Date is in a Qualified Jurisdiction;

     (g)   "Notes" has the meaning set forth in the Recitals to this Agreement;

     (h) "Qualified Jurisdictions" means jurisdictions outside of Canada as may be determined by the Company;

     (i)   "Record Date" means as at the close of business on October 8, 2001;

     (j) "Rights" means the right of Shareholders owning at least 169 Shares to purchase Units;

     (k) "Rights Offering" means the offering of the Rights and the Contingent Rights as described in the Rights Offering prospectus and expected to close on ______, 2001.


     (l) "Rights Offering Prospectus" means the prospectus pursuant to which the Rights are issued, dated ___________, 2001, a copy of which is attached hereto as Appendix "A";

     (m)   "Shareholders" means the holders on the Record Date of the Common
           Stock;

     (n)   "Subscription Certificates" has the meaning set forth in Section
           2.02(a);

     (o) "Subscription Funds" means any and all monies tendered by eligible holders of Rights or Contingent Rights on subscription for the Units;

     (p)   "Units" has the meaning set forth in the Recitals to this Agreement;
           and

     (q) "Warrants" has the meaning set forth in the Recitals to this Agreement.

2. APPOINTMENT OF AGENT:

2.01 The Agent is hereby appointed as registrar and transfer agent for the Rights and Contingent Rights and the Agent hereby accepts such appointment upon the terms hereinafter set forth.

2.02 The Agent shall keep the Company's register of Rights and Contingent Rights, register of transfers and supply of unissued Subscription Certificates and Contingent Subscription Certificates and, subject to such instructions as may be from time to time given by the Company in writing through any of its Chairman, President or Secretary or other duly authorized officer, the Agent shall:


     (a) in accordance with Section 3.01, issue to Qualified Shareholders certificates representing the Rights ("Subscription Certificates") or certificates representing the Contingent Rights (the "Contingent Subscription Certificates") which are to be held by them, as contemplated by the Rights Offering Prospectus or transferred to them after the initial issuance,



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                                      -3-



           respectively, and enter or register such certificates on the Company's register of transfers;

     (b) mail (by first class insured mail) to each Qualified Shareholder (except as contemplated under Section 3.01 hereof), the Rights Offering Prospectus, the Rights Certificates or Contingent Rights Certificate, as the case may be, issued to each Qualified Shareholder, a cover letter and a return envelope addressed to the Agent;

     (c) permit transfers to be made upon register of transfers by holders of Rights and Contingent Rights, or by their duly authorized attorneys, and cancel Subscription Certificates and Contingent Subscription Certificates surrendered upon such transfers provided that no transfer of Rights or Contingent Rights shall be made or Subscription Certificate or Contingent Subscription Certificates issued to any Shareholder that is not a Qualified Shareholder;

     (d) in accordance with the Rights Offering Prospectus, accept Subscription Certificates and Subscription Funds from Qualified Shareholders with at least 169 shares of Common Stock, and cancel such Subscription Certificates properly presented for exercise from the register of Rights;

     (e) in accordance with the Rights Offering Prospectus, accept Contingent Subscription Certificates and Subscription Funds from Qualified Shareholders with fewer than 169 shares of Common Stock and, if Units remain available after the Expiration Date, after the Rights are exercised, allocate one Unit to each of the Contingent Right holders who exercise their Contingent Rights in accordance with the terms and conditions set forth in the Rights Offering Prospectus; to the extent that the number of Contingent Rights exercised exceeds the number of Units available after the Rights are exercised, the Company shall determine and instruct the Agent which Qualified Shareholders will receive the available Units;


     (f) maintain an escrow account to be used solely as a depository for Subscription Funds received by Contingent Right holders, such Subscription Funds to be held in such account until the Expiration Date, after which time the Funds shall be returned to each of the exercising Contingent Rights holders to the extent that no Units remain available for issuance to such holder or holders;

     (g) in the event that any Units remain available on the Expiration Date after the exercise of the Rights and the Contingent Rights, advise the Company of the number of Units which remain available;

     (h) after the Expiration Date and after all duly tendered Subscription Certificates and Contingent Subscription Certificates for the Units have been calculated, cancel all Rights and Contingent Rights from the register;


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                                      -4-


     (i) until the Expiration Date, make such entries from time to time in the said register as may be necessary in order that the account of each holder of Rights and Contingent Rights, as the case may be, of the Company may be properly and accurately kept;

     (j) supply the Company from time to time, as required, with lists of holders of Rights and Contingent Rights, as the case may be, as shown by the said register, correct to the dates of such lists showing the name and last known address of each holder and the number of Rights or Contingent Rights held by each holder; and

     (k)   the Agent shall:


           (i) prior to the closing of the Rights Offering, provide to the Company a complete list of holders of Rights and Contingent Rights who have elected to subscribe to the Notes, including the principal amount of Notes to be issued to each such holder and the number of Warrants to be issued to each such holder;

           (ii) as soon as possible following the closing of the Rights Offering, issue and mail (by first class insured mail) notification to each subscriber to Notes advising the holder of the principal amount of Notes subscribed for and purchased by such holder pursuant to the Rights Offering, and certificates to each Warrant holder representing the Warrants subscribed for and purchased by such holder pursuant to the Rights Offering.


3. THE RIGHTS AND CONTINGENT RIGHTS:


3.01 The Rights will be issued to Qualified Shareholders shown on the Company's register of Common Stock as owning at least 169 shares of Common Stock on the Record Date. The Rights will be in fully registered form and will be freely transferable. The Rights will be exercisable in accordance with the Rights Offering Prospectus.

3.02 The Contingent Rights will be issued to Qualified Shareholders shown on the registers of Common Stock as owning fewer than 169 shares of Common Stock on the Record Date. The Contingent Rights will be in fully registered form and will be freely transferable. The Contingent Rights will be exercisable in accordance with the Rights Offering Prospectus.


4. TAX MATTERS


4.01 The Company shall instruct the Agent in writing of the tax forms, if any, that are to be issued and the appropriate filings that to be made with the Internal Revenue Service prior to the Expiration of the Rights Offering. Absent written instruction from the Company, the Agent shall not be responsible for any tax filings.



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                                      -5-


5. APPOINTMENT OF CUSTODIAN

5.01 The Agent is hereby appointed as custodian for the receipt and holding of the Subscription Funds and the Agent hereby accepts such appointment.


5.02 Subscription Funds received from Contingent Right holders shall be maintained separately from the Subscription Funds for the rights.


6. DELIVERY OF SUBSCRIPTION FUNDS


6.01 Any Subscription Funds which may happen to be received by the Company will promptly be delivered or paid over to the Agent together with all necessary information regarding the subscriber.


6.02 After the Expiration Date, and after the calculation and tabulation of all properly tendered subscriptions, the Subscription Funds will be paid by the Agent to the Company upon the authentication of the global note representing the Notes and the issuance of certificates representing the Warrants subscribed for and purchased in the Rights Offering.


6.03 Any Subscription Funds received by the Agent from holders of Contingent Rights, for holders who do not receive Units due to lack of availability of such Units, shall be returned by the Agent to the appropriate Contingent Rights holder as soon as practical after the Expiration Date in bank check form.

6.04 ANY SUBSCRIPTION FUNDS OR OTHER FUNDS HELD BY THE AGENT DURING THE TERMS OF THIS AGREEMENT SHALL BE EITHER (i) HELD BY AGENT AS CASH, OR (ii) INVESTED BY AGENT IN SHARES OF THE FEDERATED AUTOMATED GOVERNMENT MONEY TRUST, WHICH INVESTS IN OBLIGATIONS OF, OR GUARANTEED BY, THE UNITED STATES GOVERNMENT, ITS AGENCIES OR INSTRUMENTALITIES, MATURING IN ONE YEAR OR LESS, WHICH OBLIGATIONS MAY BE PURCHASED THROUGH REPURCHASE AGREEMENTS WITH SAID OBLIGATIONS AS COLLATERAL. ANY INTEREST EARNED ON ANY OF THE SUBSCRIPTION FUNDS OR OTHER FUNDS SHALL BE PAID TO THE COMPANY.


7. COVENANTS BY THE COMPANY:

7.01 The Company covenants with the Agent that:


       (a) it will pay the Agent remuneration for its services hereunder as per the fee agreement between Company and Agent attached as and will repay to the Agent on demand the amount of all out-of-pocket expenditures (including, but not limited to, postage, photocopying, telecommunications, long distance calls, overtime, legal fees and disbursements and stationary printing) whatever which the Agent reasonably incurs in the execution of its duties hereunder; and


       (b) it will promptly give notice to the Agent of any and all changes to the terms and conditions of the Rights and Contingent Rights which it may resolve to make from time to time and that it will prepare and execute any and all documents to amend this Agreement pursuant to any such changes made.


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                                      -6-


8. REPLACEMENT OF LOST RIGHTS CERTIFICATES:


8.01 The authority of the Agent shall also extend to the issue as transfer agent and registrar of any Subscription Certificate or Contingent Subscription Certificates, the issue of which shall be authorized in writing by the Company through any of its Chairman, President or Secretary, or other duly authorized officer, in lieu of a Subscription Certificate or Contingent Subscription Certificates shown to have been lost, destroyed or stolen as provided in Sections 8.02 and 8.03.

8.02 The applicant for the issue of a new Subscription Certificate(s) or Contingent Subscription Certificate(s) pursuant to this Article 8 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Agent and the Company such evidence of ownership and of the loss, destruction or theft of the certificate satisfactory to the Company and to the Agent in their sole discretion, and such applicant shall also be required to furnish an indemnity bond satisfactory to the Company and the Agent, to save each of them harmless, and shall pay the expenses, charges and any taxes applicable thereto to the Company and the Agent in connection therewith.


8.03 No new Subscription Certificates or Contingent Subscription Certificates shall be issued in lieu of Subscription Certificate or Subscription Certificates claimed to have been lost, destroyed or stolen until a statutory declaration and indemnity bond, if required, in form satisfactory to the Company and the Agent shall have been furnished to the Agent.

9. INDEMNITY OF THE AGENT:


9.01 The Company hereby indemnifies the Agent and its directors, officers, employees and agents and saves them harmless from and against any and all liabilities, claims, losses, demands, expenses, suits, actions, proceedings, judgments, penalties damages, levies and reasonable disbursements (collectively, the "Liabilities") which may arise from the carrying out by the Agent of its obligations under this Agreement in good faith without gross negligence (as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) and in accordance with applicable law including the costs and expenses of defending against any claim of liability for the foregoing. The Agent shall in no event be liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. This indemnity shall survive the termination of this Agreement of the resignation or removal of the Agent.

9.02 Without in any way limiting the generality of the foregoing indemnity of
Section 9.01, the Agent may use its own judgment in the performance of its duties but at any time it may apply to the Company or to counsel for the Company, or to its own counsel at the expense of the Company for instructions or advice, and the Company will fully indemnify and hold the Agent harmless in accordance with Section 9.01 from any liability for any action taken by the Agent in



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                                      -7-


accordance with its own judgment or pursuant to any applicable legislation, regulation or order in accordance with or pursuant to such instructions or advice as may be given to it by any of the Chairman, President or Secretary, or other duly authorized officer of the Company, or instructions or advice of counsel for the Company or of its own counsel. This indemnity shall survive the resignation of the Agent in connection with any and all of its duties and obligations under this Agreement.

9.03 In the event of any disagreement or controversy under this Agreement, or if conflicting demands or notices are made upon the Agent, or in the event the Agent is in doubt as to which action it should have taken under this Agreement, Agent shall have the absolute right to either or both of the following courses of action at the expense of the Company: (i) stop all further proceedings in, and performance of, this Agreement and of all instructions received hereunder, or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring all persons involved to interplead and litigate in such court their several claims and rights among themselves with the Agent.


9.04 The Agent shall incur no liability and shall be fully protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it and signed by the parties thereto, not only as to its due execution and validity and the effectiveness of its provision but also to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be.


9.05 The Agent shall have no duties except those which are expressly set forth herein and it shall not be bound by any notice of a claim or demand with respect to, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received by it in writing, and signed by the parties hereto and, if its duties are herein affected, unless it shall have given prior written consent thereto. The Agent undertakes only the duties and obligations expressly imposed by this Agreement and assumes no implied duties or obligations.

9.06 The Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Subscription Certificates or Contingent Subscription Certificates or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

9.07 The Company agrees that it will perform, execute, acknowledge and deliver or cause to be delivered all such further and other acts, instruments and assurances as may reasonably be required by the Agent for the carrying out or performing by the Agent of the provisions of this Agreement.

9.08 The Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss of the Company resulting from any such act, default, neglect or misconduct, absent gross negligence (as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) in the selection and continued employment thereof.



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                                      -8-


10. NOTICES:

10.01 All payments required to be made or given pursuant to this Agreement shall be mailed by first class mail postage prepaid or delivered by hand and any notice required to be made or given pursuant to this Agreement shall be in writing and shall be deemed to be validly given if delivered or if sent by registered letter, postage prepaid or if sent by facsimile. Any notice so mailed shall be deemed to have been given and received by the addressee on the fourth business day next following the day on which such notice is mailed, or, if sent by facsimile shall be deemed to have been received on the date upon which an acknowledgement of receipt is received from the addressee provided that if such acknowledgement of receipt is received after 4:00 p.m., eastern standard time, such notice shall be deemed to be received on the next business day, or, if delivered, shall be deemed to have been given on the delivery date, at the offices and to the parties at the addresses shown below:

If to the Agent:

                  U.S. Trust Company of Texas, N.A.
                  2001 Ross Avenue, Suite 2700
                  Dallas, TX  75201


                  Attention:  Corporate Trust
                  Facsimile Number:  (xxx) xxx-xxxx


If to the Company:

                  Seven Seas Petroleum Inc.
                  5555 San Felipe, Suite 1700
                  Houston, TX  77056

                  Attention:  Larry A. Ray, President
                  Facsimile Number:  (713) 621-9770

with a copy to:

                  McAfee & Taft
                  A Professional Corporation
                  10th Floor, Two Leadership Square
                  211 North Robinson
                  Oklahoma City, OK 73102-7103

                  Attention:  Jerry A. Warren
                  Facsimile Number:  (405) 235-0439

11. GENERAL:

11.01 It is understood and agreed that any benefits accruing to the holders of Rights or Contingent Rights at any time are held by each and every holder as against the Company alone;


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in all respects, subject to Article 3 and Section 5.02 hereof, the Agent shall act as agent of the Company in the execution of duties specifically ascribed to Agent hereunder.


11.02 In the event of any inconsistency between the provisions of this Agreement and the Rights Offering Prospectus, the terms of the Rights Offering Prospectus shall govern.

11.03 Time shall be of the essence of this Agreement.

11.04 This Agreement shall enure to the benefit of and be binding upon the successors and assigns of the parties hereto.

11.05 This Agreement shall be governed by and construed in accordance with the laws of the Texas.

11.06 Subject headings as used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

11.07 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

                  IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


                                     SEVEN SEAS PETROLEUM INC.



                                     BY:
                                          --------------------------------------
                                          Name:
                                          Tile:


                                     U.S. TRUST COMPANY OF TEXAS, N.A.



                                     BY:
                                          --------------------------------------
                                          Name:
                                          Title:


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                                  APPENDIX "A"